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                                                                    EXHIBIT 10.6
                               GE POWER SYSTEMS
                                 1 RIVER ROAD
                          SCHENECTADY, NEW YORK 12345



                               February 3, 1999


Plug Power, L.L.C.
968 Albany-Shaker Road
Latham, New York  12110
Attn.: Mr. Gary Mittleman

          Re:  GE Fuel Cell Systems, L.L.C. (the "Company")

Dear Mr. Mittleman:

          General Electric Company, a New York corporation ("GE"), acting through its GE Power Systems business ("GEPS"), owns all of the outstanding capital stock of GE On-Site Power, Inc., a Delaware corporation ("GEOSP").
GEOSP has formed GE Fuel Cell Systems, L.L.C., a Delaware limited liability company (the "Company"), and GEOSP is the sole member of the Company. GEOSP has agreed to admit Plug Power, L.L.C., a Delaware limited liability company ("PP"), as a member of the Company and to transfer a 25% membership interest in the Company to PP. Such admission and transfer are to be effected pursuant to the terms and conditions set forth in that certain Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") and in that certain Contribution Agreement, both of even date herewith, between GEOSP and PP.
Unless otherwise specified, capitalized terms in this letter shall have the meanings ascribed to them in the LLC Agreement.

          Section 5.5(a) of the LLC Agreement obligates GEOSP to arrange for loans to the Company, which are to be provided by GE. In consideration of the benefits to be derived by GEOSP and, indirectly, by GE, from PP's participation in the Company and PP's entering into the LLC Agreement and the Ancillary Agreements, GE agrees to provide to the Company the loans contemplated by
Section 5.5(a) of the LLC Agreement. Such loans shall be provided to the Company in accordance with the terms of the Promissory Note and Security Agreement contemplated by the LLC Agreement, forms of which are attached thereto as Exhibit 6.

          GE recognizes that the transactions contemplated by the LLC Agreement and the Ancillary Agreements will establish the Company as PP's exclusive distributor of Products, Pre-Commercial Units, and Test & Evaluation Units in the Territory. GE, therefore, agrees that, while the LLC Agreement is in effect and so long as the Company has not been dissolved, GEPS will be bound by the following restrictions:

          (a) GEPS will not sell PEM Fuel-Cell Powered Generator Sets, replacement parts, upgrades, accessories, and improvements that compete with the Products and Pre-Commercial Units in the
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Plug Power,L.L.C.
February 3, 1999
Page 2
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          Territory, directly or through any entity other than the Company, provided that the Products are competitive, as determined pursuant to this paragraph (a), with non-PP manufactured PEM Fuel Cell-Powered Generator Sets. If GEOSP determines, in good faith, that the Products are not competitive, then PP will be allowed a period of 12 months to make the Products competitive, after which, if the products are still not competitive, GEPS shall not be bound by the non-compete provisions of this paragraph (a). If GEPS decides, in accordance with this paragraph (a), to sell PEM Fuel-Cell Powered Generator Sets, replacement parts, upgrades, accessories, and improvements that compete with the Products and Pre-Commercial Units in the Territory directly or through any entity, then either Member may terminate the LLC Agreement. GEOSP will consider the following factors, in good faith and as a whole, in determining whether the Products are competitive: (i) the wholesale price of Products is no more than 5% greater than such price for non-PP manufactured PEM Fuel Cell-Powered Generator Sets; (ii) the lifetime end user cost per kWh generated by the Products is no more than 5% greater than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets, where end user cost per kWh will be calculated as the wholesale price plus installation, lifetime operations and maintenance cost, divided by the kWh consumption over the operating life; (iii) the Product's emissions (NOx and CO measured in parts per million), noise (in Db), and size (in cubic feet) are no more than 10% greater than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets; and (iv) the Product's reliability is no more than 5% worse than that for non-PP manufactured PEM Fuel Cell-Powered Generator Sets.

          Notwithstanding the preceding paragraph, for any particular year beginning in "2001" (as defined in Schedule D of the Distributor Agreement), if the Company achieves at least 50% of its Major Market Sales Commitment (as defined in Schedule D of the Distributor Agreement) in any Major Market in any year, then the Products will be deemed to be competitive in such Major Market for such year. Notwithstanding the failure of the Company to achieve at least 50% of its Major Market Sales Commitment in any Major Market for such year, if the Company achieves at least 66% of its Global Sales Commitment (as defined in Schedule D of the Distributor Agreement) for such year, then the Products will be deemed to be competitive for the entire Territory for such year. In any part of the Territory outside of the Major Markets, the Products shall be deemed competitive for such part of the Territory for such year if the Company achieves at least 50% of its Global Sales Commitment for such year.

However, paragraph (a) shall not

          (b) apply, with respect to GE, to any division or entity other than GEPS; however, in the event that GE sells a non-PP manufactured PEM Fuel Cell-Powered Generator Set that competes with the Products or Pre Commercial Units sold by the Company, PP may elect to name additional distributors in the Territory or terminate the LLC Agreement;

          (c) prohibit the acquisition (by merger or otherwise) of the securities or assets of a business where the gross revenues of such business attributable to activities that violate the non-compete provisions of paragraph (a) constitute less than 15% of the total gross revenues of such business and
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February 3, 1999
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          where the entry into activities that violate the non-compete provisions of paragraph (a) is not the principal purpose of such acquisition, if the competing portion of such business is first offered for sale to the Company for the cost to the acquiror and the Member proposing to acquire such business cooperates to enable the Company to acquire it (including, if it remains a Member and is requested by the other Member, the provision of necessary funds in proportion to the then outstanding Membership Interests);

          (d) without limiting paragraph (b) above, restrict in any way General Electric Capital Services, Inc., and its subsidiaries, General Electric Investment Corporation, General Electric Investment Management Incorporated, or any other Affiliate of GE engaged primarily in the financial services business (including any account managed by any of them) from engaging in any activities, including, without limitation, holding an interest in any entity which, now or in the future, owns, operates or engages in a business that violates the non-compete provisions of paragraph (a), or foreclosing against or assuming operational control of such an entity or taking other enforcement actions; or

          (e) prevent compliance by GEPS with license agreements or other commitments entered into prior to the date hereof, or prevent GEPS from entering into future license agreements or other commitments not related to Products, Services or technology derived from PP or the Company.

          The laws of the State of New York shall govern the validity, interpretation, construction, performance, and enforcement of this letter agreement, provided that any provision of such laws (e.g., choice of law provisions) invalidating any provision hereof or modifying the intent of the parties as expressed herein shall not apply. This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof, and may not be assigned or modified without the written consent of both parties. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. No party will be liable to the other for special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, loss of profit or revenues, or business interruption.

          Please indicate your acceptance of the terms of this letter agreement by executing it in the space provided below, returning the executed original to the address above, and retaining the executed copy for your records. Thank you.


                              Very truly yours,

                              GENERAL ELECTRIC COMPANY


                              By: /s/ Ricardo Artigas
                                  ________________________________
                                  Ricardo Artigas

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Plug Power,L.L.C.
February 3, 1999
Page 4
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                                  President and CEO
                                  GE Energy Service



Agreed and accepted this ____ day
of February, 1999.

PLUG POWER, L.L.C.


By: /s/ Gary Mittleman
    -----------------------
    Gary Mittleman
    President and CEO